                          INDEPENDENT AUDITORS' REPORT

To the Wilmington Trust Corporation
Benefits Administration Committee:

We have audited the accompanying statements of financial condition of Wilmington Trust Corporation 2000 Employee Stock Purchase Plan (the Plan) as of May 31, 2003 and 2002, and the related statements of income and changes in participants' equity for each of the years in the three year period ended May 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of May 31, 2003 and 2002, and its income and changes in participants' equity for each of the years in the three year period ended May 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

July 18, 2003

                              FINANCIAL STATEMENTS

                                  EXHIBIT 99.2

                          WILMINGTON TRUST CORPORATION

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                        WITH INDEPENDENT AUDITORS' REPORT

                              MAY 31, 2003 AND 2002

AUDITED FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN

MAY 31, 2003 AND 2002

FINANCIAL STATEMENTS

                                                                                                           PAGE
                                                                                                           ----
Independent Auditors' Report  .......................................................................       1

Statements of Financial Condition  ..................................................................       2

Statements of Income and Changes In Participants' Equity  ...........................................       3

Notes to Financial Statements .......................................................................       4

STATEMENTS OF FINANCIAL CONDITION

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN

                                                                             May 31,                    May 31,
                                                                              2003                       2002
                                                                         ---------------            ---------------
ASSETS

     Investments, at fair value - interest-bearing deposits
          held at Wilmington Trust Company                               $     3,296,913            $     2,610,707
                                                                         ===============            ===============

LIABILITIES AND PARTICIPANTS' EQUITY

     Taxes withheld for participants                                     $           783            $           833
     Participants' equity                                                      3,296,130                  2,609,874
                                                                         ---------------            ---------------

          Total liabilities and participants' equity                     $      3,296,913           $     2,610,707
                                                                         ================           ===============

See notes to financial statements.

STATEMENTS OF INCOME AND CHANGES IN PARTICIPANTS' EQUITY

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN

                                                                         Years Ended May 31,
                                                         ---------------------------------------------------
                                                             2003               2002                2001
                                                         ------------        -----------        ------------
INCOME

Investment income - interest                             $      2,680        $     2,577        $     12,428
                                                         ------------        -----------        ------------
      Total income                                              2,680              2,577              12,428

OTHER ADDITIONS

Contributions from participants (including
      amounts due back to participants of
      $179,484, $72,430 and $1,838 at
      May 31, 2003, 2002 and 2001, respectively)            3,294,233          2,608,130           2,270,375
                                                         ------------        -----------        ------------

                                                            3,296,913          2,610,707           2,282,803
                                                         ------------        -----------        ------------

DEDUCTIONS

Distributions to participants:
      Wilmington Trust Corporation
         common stock                                       2,535,700          2,268,537                ----
      Cash                                                     75,007             14,266                ----
                                                         ------------        -----------        ------------

                                                            2,610,707          2,282,803                ----
                                                         ------------        -----------        ------------

NET ADDITIONS                                                 686,206            327,904           2,282,803

PLAN BALANCE AT
      BEGINNING OF YEAR                                     2,610,707          2,282,803                ----
                                                         ------------        -----------        ------------

PLAN BALANCE AT
      END OF YEAR                                        $  3,296,913        $ 2,610,707        $  2,282,803
                                                         ============        ===========        ============

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN

MAY 31, 2003 AND 2002

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

Investments consist of interest-bearing savings accounts held by Wilmington Trust Company, a related party. Those accounts are carried at cost, which approximates fair market value.

The administrative costs of the 2000 Employee Stock Purchase Plan (the "Plan") of Wilmington Trust Corporation (the "Corporation") are paid by the Corporation.

The accounting records of the Plan are maintained on the accrual basis. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B -- DESCRIPTION OF PLAN

The Board of Directors of the Corporation approved the Plan on February 17, 2000. The Corporation's stockholders approved the Plan on May 11, 2000 to commence on June 1, 2000. The Plan replaced the Corporation's 1996 Employee Stock Purchase Plan, which terminated on May 31, 2000 and contained substantially similar provisions. The Plan provides for the purchase of up to 800,000 shares of the Corporation's common stock by eligible employees. See Note D below. For any offering period, each eligible employee may elect to have up to the lesser of 10% of their annual base salary or $21,250 deducted from their pay and accumulated with interest until the end of the offering period. The minimum contribution must be an amount equal to the offering price of five shares.

At the end of each offering period, the balance in each participant's payroll deduction account is applied to the purchase of the largest number of full shares of the Corporation's common stock possible without exceeding the maximum number of shares the participant elected. The price at which the shares are deemed to have been purchased is equal to 85% of the lesser of the last sale price of the Corporation's common stock on the New York Stock Exchange at the beginning or end of the offering period. Any unused balance in a participant's account at the end of an offering period is refunded to the participant, with interest. Shares to be purchased under the Plan are authorized common shares of the Corporation.

Shares to be delivered to an employee will be registered in the employee's name.

The Plan had 1,417 participants at May 31, 2003 and 1,095 participants at May 31, 2002.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN

MAY 31, 2003 AND 2002

NOTE C--RELATED PARTY TRANSACTIONS

The Corporation administers the plan as well as issues its common stock to participants.

The Corporation issued 126,359 shares of its common stock at $24.65 per share for the offering period ended May 31, 2003 and 95,584 shares of its common stock at $26.5285 per share for the offering period ended May 31, 2002. The Plan disbursed $3,114,749 and $2,535,700 from the Plan to purchase those shares in June 2003 and June 2002, respectively.

NOTE D--INCOME TAX STATUS

It is the intention of the Corporation to have the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan are construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. At the time of issuance to the individual, the difference between the purchase price and the fair market value of the stock purchased under the Plan is not includable in the participant's gross income for federal income tax purposes.

NOTE E--STOCK SPLIT

In April 2002, the Corporation's Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend, payable on June 17, 2002 to stockholders of record on June 3, 2002. This doubled the number of the Corporation's common shares issued, including those issued under the Plan, as well as those issuable under the Plan, and resulted in the per share price of the Corporation's common shares being reduced by 50%. There was no change to the total amount of cash disbursed from the Plan to purchase shares in June 2002. Prior period amounts have been adjusted to reflect this 100% stock dividend.

NOTE F--AMENDMENT OR TERMINATION

The Board of Directors may amend or terminate the Plan at any time. Any options previously granted will not be effected by a termination or amendment. No amendment may be made without prior approval of the shareholders if it would permit the issuance of more than 800,000 shares of common stock, permit payroll deduction at a rate in excess of 10% of an employee's base salary, or is otherwise required by law.